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                                                                   EXHIBIT 10.30


                                LICENSE PURCHASE

               THIS LICENSE PURCHASE AGREEMENT (the "Agreement") is made the 11th day of September, 1998 by and between Leap Wireless International, Inc., a Delaware Corporation (the "Buyer") and Airgate Wireless, L.L.C., a Delaware limited Liability company (the "Seller").

               WHEREAS, Seller (i) has acquired the authorization of the Federal Communications Commission (the "FCC") to construct and operate personal communication systems ("PCS") in the Basic Trading Areas ("BTAs") listed on Exhibit A attached hereto (collectively referred to herein as the "Licenses");

               WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all right, title and interest in and to the Licenses; and

               WHEREAS, Seller and Buyer desire to enter into this Agreement to effect the purchase and sale of the Licenses pursuant to the terms set forth herein except as specifically provided otherwise herein;

               WHEREAS, the prior consent of the FCC to the transfer of the Licenses from the Seller to Buyer is required, and the parties intend that the transactions contemplated by this Agreement will be consummated only if such consent is obtained;

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.      SALE AND PURCHASE OF LICENSES.

               (a) Purchase of Licenses. Subject to the terms and conditions set forth herein, the Seller agrees to sell the Licenses to the Buyer and the Buyer agrees to purchase the Licenses from the Seller at the Closing (as defined below).

               (b) Purchase Price. Subject to adjustment as provided in subparagraph (c) below, the purchase price for the Licenses shall be Nineteen Million Four Hundred Fifty Thousand Dollars ($19,450,000) (the "Purchase Price"), payable as set forth below:

                      (1) Upon execution of this Agreement, Buyer shall pay Six Hundred Thousand Dollars ($600,000) (the "Initial Payment") to an escrow account (the "Escrow") with Lukas Nace Gutierrez and Sachs, Chartered ("Escrow Agent"), payable pursuant to an escrow agreement in form and substance as set forth in Exhibit B. In the event this Agreement terminates pursuant to Section 2(a) hereof, and the Closing does not occur for a reason attributable to a breach by Buyer of its obligations under this Agreement, the Initial Payment shall be paid to Seller upon the termination of this Agreement. Such payment shall constitute liquidated damages, and Seller shall be entitled to the full amount of the Initial Payment without having to demonstrate quantifiable damages, it being recognized that accurate calculation of actual damages would prove

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            to be impractical.

                      (2) Delivery of a cash payment in the amount equal to the difference between the Purchase Price and the sum of (i) the outstanding principal and accrued interest on the Assumed FCC debt at the time of closing and (ii) the Initial Payment.

                      (3) Assumed Liabilities. On the Closing Date, the Buyer shall assume and agrees to discharge the liabilities and obligations of Seller, accruing after the Closing Date, under the FCC notes (individually the "FCC Notes") and security agreements, copies of which Seller shall provide to Buyer within three (3) business days (the "Assumed FCC Debt"). Subject to the provisions of subparagraph (c) below, Seller agrees to make all payments due under the Assumed FCC Debt up to and including the Closing Date. Other than the Assumed FCC Debt, Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of the Seller, direct or indirect, known or unknown, absolute or contingent.

               (c)    Adjustment to Purchase Price.

                      (1) If the FCC has not granted the FCC Consent (as defined below) within six (6) months after the execution of this Agreement (the "Adjustment Date") due to concerns about the Buyer's qualifications to be a "Designated Entity" as provided in Section 3(e) below and the parties have timely entered into the Management Agreement (as defined below), then the Purchase Price shall be increased by an amount equal to the interest payments Seller has made on the Assumed FCC Debt from the Adjustment Date to the Closing.

                      (2) If the FCC shall impose any unjust enrichment penalty upon Seller solely by virtue of Buyer not qualifying for the same level Designated Entity benefits for which Seller qualified, the Purchase Price shall be increased by the amount of the penalty imposed upon Seller.

               (d) Allocation of Purchase Price. The Purchase Price shall be allocated such that 10% (Ten percent) ($1,945,000) of the Purchase Price shall be allocated to the non-capitalization provision set forth in Section 5(f) of this Agreement; provided that Buyer shall agree to any reasonable sub-allocation of such Purchase Price, as may exist on a market by market, and may be determined by Seller. Buyer and Seller will follow and use such allocation in all income, sales and other tax returns, filings or other related reports made by them to any governmental agencies. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service ("IRS") under the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") or any regulations thereunder, each of Buyer and Seller will disclose such reports to the other prior to filing with the IRS.

2.      CLOSING.

               (a) Closing Date. The Closing shall take place within ten (10) days after the grant



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of the consent of the Assignment of the licenses to the Buyer by the FCC (the
"FCC Consents") by Final Order on such date as Buyer shall fix by notice in writing to Seller given at least two (2) Business Days prior thereto. Subject to Subparagraph 2 (b) below, this Agreement shall terminate automatically if Final Orders granting the FCC Consents are not issued by June 30, 1999 in which event, except as provided below, neither party hereto shall have any further obligation to the other party to consummate the transactions contemplated hereby, and (i) all rights of the parties theretofore accrued hereunder for breach hereof, including without limitation, rights to specific performance, shall not thereby be extinguished and may be prosecuted hereunder as provided in Section 10(a) to the extent the claimant has been materially damaged by such breach by the other party, and (ii) each party will promptly redeliver all documents, work papers and other materials of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof to the party furnishing the same, and all other obligations of the parties under this Agreement shall terminate and (iii) the Initial Payment shall be distributed from the Escrow to Seller if the Agreement terminates for a reason attributable to a breach by Buyer of its obligations under the terms of this Agreement. For purposes of this Agreement, the term "Final Order" shall mean a written action or order issued by the FCC or other governmental authority (i) which has not been reversed, stayed, enjoined, set aside, annulled or suspended and (ii) With respect to which (a) no requests have been filed and are still pending for administrative or judicial review, reconsideration, appeal or stay and the time for filing any such requests and the for the FCC or other governmental authority to set aside the action on its own motion have expired, (b) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired, and (c) in the event of a stay, such stay has been dismissed and the time for review, reconsideration or appeal thereof has expired.

               (a) Extension of Closing. If the Closing has not occurred by June 30, 1999 (the "Extension Date"), Buyer shall have the option to either (i) let this Agreement terminate pursuant to subparagraph (a) above, or (ii) extend the term of this Agreement for a period of two months by (1) giving written notice to Seller setting forth the length of such extension and (2) giving the Escrow Agent written direction to release funds from the Escrow to make payment in the amount currently scheduled to be paid to the FCC on July 31, 1999.

               (b) Closing Place. The Closing shall be held at the offices of Lukas Nace Gutierrez and Sachs, chartered 1111 19th Street, NW Suite 1200 Washington, D.C. 20036, or any other place that is agreed upon in writing by Buyer and Seller.

               (d) Buyer's Closing Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article 6, at the Closing the Buyer shall deliver to the Seller all of the following;

                      (1)    the Initial Payment;

                      (2) Cash Payment equal to the difference between the Purchase Price and the sum of (i) the Initial Payment and (ii) the outstanding principal balance and accrued interest on the Assumed FCC Debt at the time of Closing (such cash payment and the Initial Payment being the "Cash Payment");



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                      (3)    Documents necessary to assume the Assumed FCC debt
                             or to arrange for such debt to be extinguished and replaced with debt to the FCC for which Buyer shall be responsible; and


                      (4) Such other documents as the Seller may reasonably request or as may be otherwise necessary to evidence and effect the transaction contemplated by this Agreement.

               (d) Seller's Closing Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article 7, at the Closing, the Seller shall deliver to the Buyer all of the following:

                      (1) a certificate of good standing of Seller issued within 30 days prior to the Closing Date by the Secretary of State of Delaware;

                      (2) a certificate of an officer or member of Seller, dated the Closing Date, certifying that as of the Closing Date, each representation and warranty of the Seller contained in this Agreement is true and correct an all material respects and that the Seller has complied in all material respects with all of the terms, provisions and covenants of this Agreement;

                      (3) A certificate of a Manager of the Seller dated the Closing Date, as to the written consent of the Board of Managers authorizing the execution and performance of this Agreement and the transactions contemplated hereby;

                      (4) an assignment of the Licenses in a form reasonably acceptable to Buyer;

                      (5) an opinion of Seller's counsel, in a form reasonably acceptable to both Buyer and Seller and consistent with industry practices;

                      (6) all required third party consents to the consummation by Seller of the transactions contemplated by this Agreement; and

                      (7) Such other documents as the Buyer may reasonably request or as may be otherwise necessary to evidence and effect the transactions contemplated by this Agreement.

               In addition to the above deliveries, the Seller shall take all steps and actions as the Buyer may reasonably request or as my otherwise be necessary to put the Buyer in actual possession or control of the Licenses.

3.    REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE BUYER.

               The Buyer hereby represents, warrants and covenants to the Seller as follows:



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               (a) Organization, Standing and Power of the Buyer. The Buyer is a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power and authority to conduct the business contemplated by it and to own, lease and operate any properties or assets in connection therewith and has applied for qualification or is duly qualified to do business as a foreign corporation in good standing in those jurisdictions, other than the state of its incorporation, in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not materially adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement.

               (b) Authority; Enforceability. Except for approval by its Board of Directors which shall be forthcoming within five (5) business days, (i) The Buyer has all requisite corporate power and authority to enter into this Agreement, to purchase the Licenses, and to carry out its obligations hereunder;
(ii) the execution, delivery and performance of this Agreement by the Buyer has been duly and validly authorized by all requisite corporate proceedings on the part of the Buyer; and (iii) this Agreement is a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

               (c) No Conflicts. The execution and delivery of this Agreement by the Buyer does not, and the consummation by the Buyer of the transactions contemplated hereby will not, result in or constitute: (i) a default, breach or violation of or under the Certificate of Incorporation or the By-laws of the Buyer or (ii) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to watch the Buyer is a party or by which any of its properties or assets are bound, or (iii) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority by which the Buyer or any of its properties of assets are bound, or (iv) an event which (with notice or lapse of time or both) would permit any person to terminate, accelerate the performance required by, or accelerate the maturity of an indebtedness or obligation of the Buyer under, any agreement or commitment to which the Buyer is a party or by which the Buyer is bound or by which any of its properties or assets are bound, or (v) the creation or imposition of any lien, charge or encumbrance on any property of the Buyer under any agreement or commitment to which the Buyer is a party or by which the Buyer is bound or by which any of its properties or assets are bound, or (vi) an event which would require any consent under any agreement to which the Buyer is a party or by which the Buyer is bound or by which any of its properties or assets are bound or any approval, notification or other action or proceeding by, to or before any governmental body other than as contemplated by this Agreement, except for any such default, breach, violation, event or other enumerated circumstance which, individually or in the aggregate, would not materially adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement.

               (d) Actions Pending. There is no action, suit, claim, investigation or



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proceeding pending or, to the knowledge of the Buyer, threatened, against the
Buyer, which could materially adversely affect its ability to perform under this Agreement.

               (f) FCC Rules. The Buyer is in compliance with all relevant FCC rules and regulations except for any non-compliances which, individually or in the aggregate, would not materially adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement, and the completion Of the transactions contemplated hereby will not violate any FCC rules or regulations. Buyer or its designated subsidiary is, or prior to Closing shall use its best efforts to become an entity qualified to hold the Licenses pursuant to Section 24.709 and 24.720 of the FCC's rules, or any successor rules as a designated entity and a "very small business" as defined by appropriate FCC rules and regulations.

               (g) No Broker. Except for The Cascade Group, whose fees will be paid by the Buyer, there is no investment banker, broker, finder or other intermediary who has been retained by or on behalf of Buyer who might be entitled to any fee or commission in connection with this Agreement.

4.      REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE SELLER.

               The Seller represents, warrants and covenants to the Buyer as follows:

               (a) Organization of the Seller. The Seller is duly organized and validly existing under the laws of Delaware. The Seller has all requisite L.L.C. power and authority to conduct the business contemplated by it and to own, lease and operate any properties or assets in connection therewith and has applied for qualification or is duly qualified to do business as a foreign limited liability company in good standing in those jurisdictions, other than the state of its organization, in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not materially adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement.

               (b) Authority; Enforceability. Except for approval by its Board of Managers, which shall be forthcoming within five (5) business days; (i) the Seller has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder; (ii) the execution, delivery and performance of this Agreement by the Seller, and the consummation of the transactions contemplated herein, have been duly and validly authorized by all requisite proceedings on the part of the Seller; and (iii) this Agreement is a valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject co equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.



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               (c) No Conflicts. The execution and delivery of this Agreement by the Seller does not, and the consummation by the Seller of the transactions contemplated hereby will not, result in or constitute: (i) a default, breach or violation of or under the Certificate of Formation or the Limited Liability Company Agreement of the Seller, or (ii) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement of other instrument or obligation to which the Seller is a party or by which any of its properties or assets are bound, or (iii) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority by which the Seller or any of its properties or assets are bound, or (iv) an event which (with notice or lapse of time or both) would permit any person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation of the Seller under, any agreement or commitment to which the Seller is a party or by which the Seller is bound or by which any of its properties or assets are bound, or (v) the creation or imposition of any lien, charge or encumbrance or commitment to which the Seller is a party or by which any of its properties or assets are bound, or (vi) an event which would require any consent under any agreement to which the Seller is a party or by which the Seller is bound or by which any of its properties or assets are bound or any approval, notification or other action or proceeding by, to or before any governmental body, other than as contemplated by this Agreement, except for any such default, breach, violation, event or other enumerated circumstances which, individual or in the aggregate, would not materially adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement.

               (d) Actions Pending. Except as provided on Exhibit C, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge Of the Seller, threatened, against the Seller, which would materially adversely affect its ability to perform under this Agreement.

               (e) FCC Authorization. Except for consents required prior to assignment of Licenses that are included in existing lines of credit involving Silicon Valley Bank and Nations Bank, which consents shall be obtained prior to Closing, Seller holds the Licenses listed on Exhibit A, free and clear of all liens, liabilities, claims, obligations, restrictions or other encumbrances ("Obligations") of any kind or nature, other than those obligations imposed on personal communications service licensees by applicable law or regulation and the Assumed FCC Debt. Such Licenses are valid and in full force and effect.

               (f) FCC Rules. The Seller is, and has always been, in compliance with all relevant FCC rules and regulations except for any non-compliances which, individually or in the aggregate, would not materially adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement.

               (g) FCC Licenses. Seller his not made any untrue statement of any material fact, or omitted to disclose any material fact, to the FCC or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, would subject to revocation or failure to renew. No event has occurred with respect to any License which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of the Licenses and Seller shall make any and all payments within the applicable grace periods provided for under the FCC's rule for amounts due under the FCC Notes. Seller has no reason to



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believe that the Licenses are not likely to be renewed in the ordinary course or that the holder of such Licenses would not be entitled to a renewal expectancy as contemplated by FCC rules and regulations.

               (h) Compliance with Laws. The Seller is in material compliance with the requirements of all federal, state, municipal or local laws, codes, statutes, ordinances, orders, judgments, decrees, rules and regulations.

               (i) No Broker. There is no investment banker, broker, finder or other intermediary who has been retained by or on behalf of Seller who might be entitled to any fee or commission in connection with this Agreement.

               (j) Full Disclosure. No representation, warranty or statement made by the Seller in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading. There is no material fact, which materially adversely affects the Licenses in any material respect, which has not been set forth or referred to in this Agreement or the Exhibits hereto.

5.      ADDITIONAL AGREEMENTS.

               (a) Confidentiality. The Seller and the Buyer shall each ensure that the terms of this Agreement and information concerning the business and affairs of the other party ("Confidential Information") are kept confidential unless the other party to this Agreement shall have consented to the disclosure of such information; provided that the Seller or the Buyer may disclose any such information (i) as has become generally available to the public (other than through disclosure by any such party in contravention of this Agreement), (ii) was generally available to the public at the time of disclosure or may be required (x) by applicable law or stock exchange regulation, (y) in any report, statement or testimony submitted to any governmental body having or claiming to have jurisdiction over any such party or (z) in response to any summons or subpoena or to comply with any law, order, regulation or ruling, in either case after reasonable notice to the other party, of such party's intention to make such disclosure, (iii) to the affiliates of such party and its and their respective officers, directors, employees, agents and professional consultants in connection with the purchase and sale of the Licenses, (iv) from the date of execution of this Agreement until the Closing Date, to lenders, provided that such lenders agree to become bound by the same terms and conditions of this
Section 5(a), and (v) as required for the FCC Applications.

               (b) No Public Announcement. Except as may be required pursuant to
Section 5(a), no party shall make or cause to be made, any press release or similar public announcement, statement or communication with respect to the terms and conditions (or the existence of) this Agreement, unless approved in advance by the other party (which approval may be withhold in such party's sole discretion). In no event shall any press release or similar public announcement, statement or communication disclose the Purchase Price.

               (c) HSR Filing. As promptly as practicable, and in any event not later than ten business days, following the execution and delivery of this Agreement, Buyer and Seller will take



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such action as may be required to be taken by them under the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with the transactions contemplated hereby. Each of Buyer and Seller will cooperate in the preparation of, will file on a timely basis, complete and accurate notification and report forms with respect to the transactions contemplated hereby, pursuant to the HSR Act and the rules and regulations promulgated thereunder, and will file on a timely basis such additional information and documentary materials as may be requested by any governmental authority pursuant to the HSR Act. Each of Buyer and Seller will request early termination of the waiting period under the HSR Act. Each of Buyer and Seller shall, promptly inform the other of any inquiries or communications from any such governmental authority and provide copies of any written communication relating thereto. Each of Buyer and Seller shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings.

               (d) Reasonable Efforts. Subject to the terms and conditions herein, each of the parties hereto agrees to use all commercially reasonably efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. In case at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, the proper agents, officers and directors of each party hereto shall take such action.

               (e) Disclosure to Parties. If either of the parties should become aware, prior to Closing, that any of its representations, warranties or covenants is inaccurate or incapable of being performed, such party shall promptly give written notice of such inaccuracy or incapability to the other party provided, however that nothing contained in this Section 5(e) shall relieve the party bound by such representation, warranty or covenant from complying with such representation, warranty or covenant.

               (f)    Non-Competition.  Effective at and as of the Closing;

                      (1) Seller, its officers, directors and controlling principals covenant and agree, for themselves and their respective affiliates, that for a period of three (3) years after the Closing, such persons, and their respective affiliates shall not, directly or indirectly, (i) engage in the Business within the BTAs covered by the Licenses. For purposes of this Agreement, Business shall mean a Commercial Mobile Radio Service ("CMRS") provider, as defined by the FCC other than under the Sprint brand name affiliate program; or (ii) act as an agent, representative, consultant, officer, director, partner, employee or independent contractor of any entity or enterprise that engages in an activity described in clause (i). If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section, then such unenforceable covenant shall be deemed eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced.

                      (2) The words "directly or indirectly" as they relate to any activity prohibited by the terms of this Section mean (i) acting as an agent, representative, consultant, officer, director, partner, employee or independent contractor of any entity or enterprise that engages in any such activity; or (ii) participating in any such entity or enterprise other than Sprint



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and its related parties as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than five percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market).

               (g) Certain Prohibited Transactions. Without limiting the generality of subsection (a) above, Seller shall not, without the prior written approval of Buyer (which approval shall not be unreasonably withheld):

                      (1) Mortgage, pledge or otherwise encumber any of the Licenses;

                      (2) Enter into any contract or commitment relating to the Licenses;

                      (3) Enter into any agreement to make any commitment or offer to provide telephone service to subscribers with respect to the Licenses;

                      (4) Waive any material rights relating to the Licenses;

                      (5) Subject the Licenses to any rights of first refusal by any third parties;

                      (6) Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any intangibles or modify any existing right with respect to the Licenses; or

                      (7) Do any other act that would cause any representation or warranty of Setter to be or become untrue in any material respect.

               (h) Governmental Authorization. Seller shall not cause or permit, by any act or failure to act, any of the governmental authorizations to expire or to be surrendered or modified, or take any action that would cause any governmental authority to institute proceedings for the suspension, revocation, or material and adverse modification of any of the governmental authorizations or fail to prosecute with due diligence any pending applications for any governmental authority in connection with the licenses;

               (i) Access to Information. Seller shall give to Buyer and its counsel, accountants, engineers, and other representatives reasonable access to all books and records relating to the licenses, and to the officers, employees, and agents of Seller, and to all books and records, and will furnish or cause to be furnished to Buyer and its representatives all information relating to the licenses and Seller that they reasonably request.

               (j) Compliance With Laws. Seller shall comply in all material respects with all laws, rules and regulations in connection with the Licenses and any of the other matters related to this Agreement. In the event that it shall receive any notice of violation of any laws, rule or regulation, Seller shall contest in good faith or cure the violation prior to the Closing Date to the extent necessary to satisfy the covenant set forth in the first sentence of this subsection. Seller shall also promptly notify Buyer of such notice.



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               (k) No Inconsistent Action. Seller shall not take any action that is inconsistent with Seller's obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

               (l) Taxes. Seller shall file in a timely manner all federal, state, and local tax and information returns hereafter required to be filed by Seller relating to or in connection with the assets and the operation of the system and will pay all taxes (and any other charges, duties, penalties, interest, or fines) which become due pursuant to those returns or pursuant to any assessment which becomes due and payable unless contested in good faith.

               (m) No Shop. From the date of this Agreement, neither Seller (nor any of its partners, representatives, employees, agents or affiliates) will, directly or indirectly solicit, initiate, encourage or participate in negotiations or discussions with respect to, or furnish or cause or permit to be furnished any information to any person (other than such parties' respective affiliates or their representatives) in connection with any inquiry or offer for any purchase or sale of the system, the assets or any part thereof.

               (n) Management Agreement. Within 30 calendar days of the execution of this Agreement, the parties shall execute a management agreement (the "Management Agreement") that shall include terms consistent with management agreements entered into in the wireless industry and consistent with all applicable FCC regulations.

               (o) Conveyance of System Design and Planning Materials. Seller has undertaken certain research and planning activities associated with the build out and operation of the Licenses. All documents related to such activities shall be provided to Buyer upon execution of the Management Agreement, to the extent that Seller is not prohibited from so doing.

               (p) FCC Applications. The Buyer shall prepare and with Seller's consent and approval, not to be unreasonably withheld, file within three (3) business days from the date of this Agreement, applications (the "FCC Applications") with the Federal Communications Commission (the "FCC") requesting its consent to the assignment of the Licenses by the Seller to the Buyer. Buyer and Seller shall cooperate in the diligent submission of any additional information requested by the FCC with respect to the FCC Applications, and will take all commercially reasonable steps necessary and proper for the expeditious prosecution of the FCC Application to a favorable conclusion.

               (q) Within five (5) business days from execution of this Agreement, (a) Buyer shall obtain approval from its Board of Directors regarding its execution of this Agreement and (b) Seller shall obtain approval from its Board of Members regarding its execution of this Agreement. In the event that either party is unable to obtain such approval that party shall immediately so notify the other party. Absent such notification, approval will be understood to have been obtained and each party shall be deemed to be acting in reliance thereof.

6.    CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO PURCHASE THE
      LICENSES.

               The obligation of the Buyer hereunder to purchase the Licenses is subject to the satisfaction, at or before the Closing, of each of the following conditions set forth below, These conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion.

               (a) Accuracy of the Seller's Representations And Warranties. The representations and warranties of the Seller (i) that are qualified as to materiality shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

               (b) Performance by the Seller. The Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

               (c) Certificate of the Seller. The Buyer shall have received a certificate of a director or executive officer of the Seller, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Seller (ii) that are qualified as to materiality shall be true and correct and
(ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (ii) the Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

               (d) No Injunction. No statute, rule, regulation, order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which restrains or prevents the consummation of any of the transactions contemplated by this Agreement or materially changes the transactions contemplated hereby.

               (e) FCC Applications. The FCC shall have given its consent in writing to the FCC Applications, which consent shall have been granted by Final Order.

               (f) HSR Approval. The waiting period set forth in the HSR Act, if applicable, shall have expired or been terminated.

               (g) Records. The Seller shall have delivered to the Buyer all records and files related to the Licenses.

               (h) Corporate Approval. The execution and delivery of this Agreement by Buyer and the performance of its covenants and obligations under it shall have been duly authorized by all necessary corporate action.

               (i) Consents. Seller shall have delivered all third party consents required for Seller to consummate the transactions contemplated by this Agreement.

7.       CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO SELL

        THE LICENSES.

               The obligation of the Seller hereunder to sell the Licenses is subject to the satisfaction, at or before the Closing, of each of the following conditions set forth below. These conditions are for the Seller's sole benefit and may be waived by the Seller at any time in its sole discretion.

               (a) Accuracy of the Buyer's Representations and Warranties. The representations and warranties of the Buyer (i) that are qualified as to materiality shall be true and correct and (ii) that are not so qualified shall be true and correct in a material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

               (b) Performance by the Buyer. The Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

               (c) Certificate of the Buyer. The Seller shall have received a certificate of a director or executive officer of the Buyer, dated as of the Closing Date, to the effect that: (i) the representations and warranties of the Buyer that are qualified as to materiality shall be true and correct (ii) those representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and
(iii) the Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

               (d) No Injunction. No statute, rule, regulation, order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which restrains and prevents the consummation of any of the transactions contemplated by this Agreement or materially changes the transactions contemplated hereby.

               (e) FCC Application. The FCC shall have given its consent in writing to the FCC Applications.

               (f) HSR Approval. The waiting period set forth in the HSR Act, if applicable, shall have expired or been terminated.

               (g) Board of Managers Approval. The Board of Managers of the Seller shall have approved and authorized the transactions contemplated by this Agreement.

8.      TERMINATION.

               (a) Termination Before Closing. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

                      (1) Subject to the right of Buyer to extend this Agreement, by either the Buyer or the Seller if the Closing shall not have occurred by June 30, 1999; provided, however, that the right to terminate this Agreement under this Section 8(a)(i) shall not be available to any party who has failed to fulfill any obligation under this Agreement and has not cured such failure;

                      (2) By the Buyer, if any of the conditions set forth in
Article 6 shall have become incapable of fulfillment (other than as a result of a breach by the Buyer) and shall not have been waived by the Buyer;

                      (3) By the Seller, if any of the conditions set forth in
Article 7 shall have become incapable of fulfillment (other than as a result of a breach by the Seller) and shall not have been waived by the Seller;

                      (4) By either the Buyer or Seller if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                      (5) By either the Buyer or Seller upon the other party fling, or have filed against it and remain pending for more than 30 days, a petition under Title 11 of the United States Code or similar state law provision seeking protection from creditors or the appointment of a trustee, receiver or debtor in possession; or

                      (6) By either Buyer or Seller in the event that such party has not received all required corporate approval within five (5) business days of the execution of this Agreement, and has timely advised the other party to that effect.

               (b) Effect of Termination. In the event of termination of this Agreement by either party, such party shall promptly give the other written notice and, except as otherwise provided herein, this Agreement shall become void and have no further effect, other than the provisions of Sections 3(g), 4(j), 5(a), 5(b), 9(a) and 9(b). Nothing in this Section 8(b) shall be deemed to release any party from any liability for breach by such party Of the terms and provisions of this Agreement.

9.      INDEMNIFICATION.

               (a) Indemnification by Seller. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                      (1) Breach. Any and all losses, liabilities, or damages (collectively, "Damages") resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained herein or in any certificate, document, or instrument delivered by Seller to Buyer hereunder; and

                      (2) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses (collectively, "Claims"), incident to any breach described in subparagraph (1) above or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; provided, however, that Seller shall not be required to indemnify and hold harmless Buyer under this Section 9(a) with respect to any Damages or Claims (and no claim shall be made against Seller therefore) unless and until the Damages and/or Claims for which such indemnification is sought under this Section 9(a) shall exceed in the aggregate $25,000.00 (in which case indemnification shall relate back to the first dollar of such claim), and provided further, the aggregate amount for which Seller shall be required to indemnify and hold harmless Buyer under this Section 9(a) with respect to Damages and/or Claims shall not exceed the amount of the Purchase Price.

               (b) Indemnification by Buyer. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                      (1) Breach. Any and all damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained herein or in any certificate, document, or instrument delivered by Buyer to Seller hereunder; and

                      (2) Legal Matters. Any and all Claims, incident to any breach described in sub-paragraph (a) above or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity, provided, however, that Buyer shall not be required to indemnify and hold harmless Seller under this Section 9(b) with respect to any Damages or Claims (and no claim shall be made against Buyer therefore) unless and until the Damages and/or Claims for which such indemnification is sought under this Section 9(b) shall exceed in the aggregate $25,000.00 (in which case indemnification shall relate back to the first dollar of such claim), and provided further, the aggregate amount for which Buyer shall be required to indemnify and hold harmless Seller under this Section 9(b) with respect to Damages and/or Claims shall not exceed the amount of the Cash Payment.

               (c) Procedure for Indemnification. The procedure for indemnification shall be as follows:

                      (1) Notice. The party claiming indemnification pursuant to this Section 9 (the "Claimant") shall promptly give notice to the party from whom indemnification is being claimed pursuant to this Section I (the "Indemnitor").

                      (2) Investigation. With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                      (3) Control of Claim. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as a result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to the claim.

10.     MISCELLANEOUS.

               (a) Arbitration. Any dispute controversy or claim between the parties hereto arising out of or relating to this Agreement or the breach, termination or invalidity of this Agreement shall be resolved by binding arbitration. To the fullest extent permitted by law, the arbitration shall be governed by the United States Arbitration Act (Title 9, U.S. Code) and the Commercial Arbitration Rules of the American Arbitration Association ("AAA") (the "Rules") and not the law of any state. The hearing shall be held in California, unless all, parties to the arbitration agree to a different locale. There shall be three arbitrators; one shall be selected by Buyer; another by Seller; and the third by agreement of Buyer and Seller's selected arbitrators. The arbitrator shall have the power to award specific performance and actual damages, but shall not have the authority to award punitive damages. The award of the arbitrators shall be final and binding, and judgment upon the arbitration award may be entered in any court having jurisdiction. The arbitrators may consolidate an arbitration under this Agreement with any other arbitration between or among any of the parties to this Agreement if the subject of the disputes arise out of or relate essentially to the same facts of the disputes arise out of or relate essentially to the same facts or transaction(s). If the arbitrators fail to make such an order, the parties may apply to any court of competent jurisdiction for such an order.

               (b) Expenses. Each parry hereto shall pay its own fees and expenses incurred in connection with the preparation, execution and performance of this Agreement.

               (c) Survival of Representations, Warranties and Covenants.

               Except for Articles 2 and 5 and Section 9(a), none of the provisions of this Agreement shall survive the Closing; provided, however, that the representations and warranties contained herein shall survive the Closing Date for a period of one year.

               (d) Successors, Assigns and Binding Effect.

                      (1) The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other, except that the rights of the Buyer hereunder may be assigned prior to the Closing, without the consent of the Seller, to any of its affiliates or subsidiaries ("Permitted Assignees").

                      (2) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of the Buyer, any Permitted Assignees as well as the successors in interest to such Permitted Assignee. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and Permitted Assignees, any right, remedy or claim under or by reason of this Agreement.

               (e) Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

               (f) Notices. All notices, certifications, requests, demands, payments and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if mailed, by certified mail, first class postage prepaid, or delivered personally, or if sent by facsimile, with transmission confirmed by telephone and simultaneously followed by the original instructions by first class mail, postage prepaid:

                      If to the Seller:

                      230 Peachtree NW, Suite 1700
                      Atlanta, GA 30303

                      Chris Blane,
                      Vice President of Business Development
                      Telephone: (404) 522-8004
                      Facsimile: (404) 522-0130

               with a copy (which shall not constitute notice) to:

                      Shelley Spencer
                      Airgate Wireless, L.L.C.
                      6511 Griffith Road
                      Laytonsville, MD 20882
                      Telephone: (301) 540-6222
                      Facsimile: (301) 540-7930

               If to Buyer:

                      Leap Wireless International, Inc.
                      6262 Lusk Boulevard
                      San Diego, California 92121-2779

                      Attention: Legal Department
                      Telephone: (619) 658-4832
                      Facsimile: (619) 845-6060

               with a copy (which shall not constitute notice) to:

                      Lukas Nace Gutierrez and Sachs, Chartered
                      1111 19th Street NW Suite 1200
                      Washington, DC 20036

                      Telephone: 202-828-9470
                      Facsimile: 202-842-4485

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices given by United States certified mail as aforesaid shall be effective on the third business day following the day on which they were deposited in the mail. Notices delivered in person shall be effective upon delivery. Notices given by facsimile shall be effective when transmitted, provided facsimile notice is confirmed by telephone and is transmitted on a business day during regular business hours.

               (f) Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law principles.

               (g) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

               (i) Entire Agreement, This Agreement, including the Exhibits and Schedules hereto, sets forth the entire understanding and agreement of the parties hereto relating to the matters set forth herein and supersedes all other understandings, negotiations or agreements between the parties hereto relating to the matters set forth herein.

               (j) Specific Performance. The parties agree that notwithstanding anything to the contrary contained herein, any party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage pending the selection of an arbitrator to render a decision on the ultimate merits of any dispute, controversy or claims. The arbitrator once appointed shall have the power to modify or vacate such temporary restraining order or preliminary injunction.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

               Buyer:                 Leap Wireless International, Inc.


                                      By:  /s/ S. D. Hutcheson
                                           -------------------------------------

                                      Its: VP, North American Ops
                                           -------------------------------------


               Seller:                Airgate Wireless, L.L.C.

                                      By:  /s/ Chris Blane
                                           -------------------------------------

                                      Its: MANAGER
                                           -------------------------------------